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                                                                  EXHIBIT 10(iv)

                 (iv)    Form of Stock Option Agreement dated October 6, 1995.

                             STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, DATED AS OF ___________, between Viragen, Inc. a Delaware Corporation (the "Company") and _______ ("Optionee").

In consideration for services rendered to the Company as a director, the Company hereby grants to Optionee the option to acquire Common Stock, par value $.01 per share, of the Company (the "Common Stock"), upon the following terms and conditions:

         1. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase up to 50,000 shares of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

         2. Exercise Price. The exercise price of the Shares subject to the Option shall be $1.00 per share. The Company shall pay all original issue or transfer taxes on the exercise of the Option.

         3. Exercisability of Option. Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by Optionee in whole or in part, at any time and from time to time, commencing on August 15, 1994 and ending on August 14, 1999.

         4. Non-Assignability of Option. The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by him.

         5. Method of Exercise of Option. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (attachment A), delivered to the Company's principal office, attention:
Chief Executive Officer, accompanied by Optionee's cashier's check payable to the order to the Company for the full exercise price of the Shares purchased. As soon as practicable after the receipt of such Notice of Exercise, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.
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         6.      Termination of Service; Death.

         (a) In the event Optionee ceases to be a director of the Company at any time prior to expiration of the Option, for any reason other than his death, the unexercised portion of the Option may be exercised by Optionee for a period of ninety (90) days from the date of such cessation.

         (b) In the event of Optionee's death at any time prior to the expiration of the Option, the Unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee, at any time within twelve (12) months after the date of Optionee's death.

         7. Shares of Common Stock as Investment. By accepting the Option, Optionee agrees that nay and all Shares purchased upon the exercise thereof, unless registered at the time of purchase under the Securities Act of 1933, as amended (the "Securities Act"), shall be acquired for investment and not for distribution, and upon the issuance of any or all of the Shares subject to the Option, Optionee shall deliver to the Company a representation in writing that such Shares are being acquired in good faith for investment and not with a view to resale or distribution. The Company may place an appropriate restrictive legend on the certificate or certificates evidencing such Shares.

         8.      Adjustment of Shares.

         (a) If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event, appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of exercise price of the Shares that remain unexercised under the Option.





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         (c)     Without limiting the generality of the foregoing, the
existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other change sin the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         9. No Rights as Stockholder. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

         10. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        VIRAGEN, INC.


                                   By:
                                        --------------------------


                                        OPTIONEE



                                        --------------------------





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                                  ATTACHMENT A

                               NOTICE OF EXERCISE


The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing __________ shares of Common Stock of Viragen, Inc., a Delaware Corporation, and hereby makes payments of $________ in payment thereof.



                                    ----------------------------------
                                    Signature



                                    ----------------------------------
                                    Date





                       INSTRUCTIONS FOR ISSUANCE OF STOCK



Name:
     -------------------------------------------------
      (Please type or print in block letters)

Address:
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         ---------------------------------------------

Soc Sec No:
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